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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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DTE Energy Company

(Name of Registrant as Specified In Its Charter)x

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2000 2nd Avenue
Detroit, Michigan 48226-1279

2003 Notice of Annual Meeting of Shareholders and Proxy Statement

Day:	Thursday, April 17, 2003

Time:	10:00 a.m. Detroit time

Place:	DTE Energy Building
(Detroit Edison Plaza; see map on the last page) 660 Plaza Drive Detroit, Michigan 48226

We invite you to attend the annual meeting of DTE Energy Company (“DTE,” “Company,” “we” or “us”) to:

1. Elect four directors;

2.	Ratify the appointment of Deloitte & Touche LLP by the Board of Directors as our independent auditors for the year 2003; and

3.	Consider any other business that may properly come before the meeting or any adjournments of the meeting.

The Record Date for this annual meeting is February 18, 2003. Only shareholders of record at the close of business on that date can vote at the meeting.

For more information, please read the accompanying 2003 Proxy Statement.

This Notice of Annual Meeting, as well as the accompanying Proxy Statement and proxy card, will be mailed to our common stock shareholders on or about March 19, 2003.

It is important that your stock be represented at the meeting. Shareholders may vote their shares (1) in person at the Annual Meeting, (2) by telephone, (3) via the internet or (4) by completing and mailing the enclosed proxy card in the return envelope. Specific instructions for voting by telephone or via the internet are attached to the proxy card. If you attend the meeting and vote at it, your vote at the meeting will replace an earlier vote.

By Order of the Board of Directors

Susan M. Beale Vice President and Corporate Secretary	Anthony F. Earley, Jr. Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer

March 17, 2003

QUESTIONS AND ANSWERS
ITEM 1. ELECTION OF DIRECTORS
ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
ITEM 3. OTHER INFORMATION
EXECUTIVE COMPENSATION
Summary Compensation Table
Stock Incentive Plan -- Awards in the Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values
Pension Plan Table
2004 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS	2

• What is a Proxy?	2

• What is a Proxy Statement?	2

• What is the purpose of this annual meeting?	2

• Who is entitled to vote?	2

• How do I vote?	2

• How do I vote by telephone or by the internet?	2

• Can I change my vote after I have voted?	2

• Can I revoke a Proxy?	2

• Is my vote confidential?	2

• What shares are included on my proxy card?	3

• What does it mean if I get more than one proxy card?	3

• There is more than one DTE shareholder in my home, so why was only one annual report delivered to my address?	3

• What makes a quorum?	3

• How does the voting work?	3

• Who may attend the annual meeting?	3

ITEM 1. ELECTION OF DIRECTORS	4

• Nominees for Election at this Meeting for Terms Expiring in 2006	4

• Directors Whose Present Terms Continue Until 2004	5

• Directors Whose Present Terms Continue Until 2005	6

• Committees of the Board of Directors	7

• Annual Board Compensation	9

• Security Ownership of Management and Board	9

• Security Ownership of Certain Beneficial Owners	11

• Certain Relationships and Related Transactions	11

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	12

• Audit Fees	12

• Audit-Related Fees	12

• Tax Fees	12

• All Other Fees	12

• Report of the Audit Committee	13

ITEM 3. OTHER INFORMATION	14

• As to Other Business That May Come Before the Meeting	14

EXECUTIVE COMPENSATION	14

• Report of the Organization and Compensation Committee	14

• Compensation Committee Interlocks and Insider Participation	17

• Summary Compensation Table	17

• Stock Incentive Plan — Awards in the Last Fiscal Year	18

• Stock Incentive Plan — Option Grants in Last Fiscal Year	19

• Aggregated Option Exercises	19

• Pension Plan Table	20

• Equity Compensation Plan Information	22

• Miscellaneous Employment Matters	22

STOCK PERFORMANCE GRAPH	24

2004 ANNUAL MEETING OF SHAREHOLDERS	25

• Action from the Floor	25

• Shareholder Proposals	25

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	26

SOLICITATION OF PROXIES	26

APPENDIX A — Audit Committee Charter	A-1

2003 PROXY STATEMENT OF DTE ENERGY COMPANY

QUESTIONS AND ANSWERS

Q:  What is a Proxy?

A:	A Proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you in the way that you want to vote. You may also choose to abstain from voting. The Proxy is being solicited by our Board of Directors.

Q:  What is a Proxy Statement?

A:	A proxy statement is this document, required by the Securities and Exchange Commission (the “SEC”), which, among other things, explains the items on which you are asked to vote on the proxy card.

Q:  What is the purpose of this annual meeting?

A:	At the 2003 DTE annual meeting, our common stock shareholders are asked to:

•	Elect 4 directors. The nominees are Alfred R. Glancy III, John E. Lobbia, Eugene A. Miller and Charles W. Pryor, Jr. (See pages 4-5)

•	Ratify the appointment of Deloitte & Touche LLP as our independent auditors. (See page 12)

•	Consider any other business that may properly come before the meeting or any adjournments of the meeting.

Q:  Who is entitled to vote?

A:	Only holders of our common stock at the close of business on February 18, 2003 (the “Record Date”), are entitled to vote at the annual meeting. Each share of common stock has one vote. Information on cumulative voting in the election of directors is shown on page 3.

Q:  How do I vote?

A:	You may vote by telephone, through the internet, by mail or by casting a ballot in person at the annual meeting. To vote by mail, sign and date each proxy card that you receive and return it in the enclosed prepaid envelope. Proxies will be voted as you specify on each card. If you do not specify how to vote on Items 1 and 2 on your proxy card, the shares represented by your Proxy will be voted FOR Items 1 and 2. Your shares will also be voted on any other business that comes before the meeting. (See page 14)

Q:  How do I vote by telephone or by the internet?

A:	If you hold your shares in your own name, you may vote by telephone or through the internet by following the instructions attached to your proxy card. If your shares are registered in the name of a broker, bank or other nominee, your broker or nominee has enclosed or provided a voting instruction card for you to use in directing your broker or nominee how to vote your shares.

Q:  Can I change my vote after I have voted?

A:	Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. If you wish to change your vote by mail, you may do so by requesting, in writing, a new proxy card from the tabulator, Bank of New York, Shareholder Relations, P.O. Box 11258, Church Street Station, New York, NY 10286. The last vote received prior to the meeting will be the one counted. You may also change your vote by voting in person at the annual meeting.

Q:  Can I revoke a Proxy?

A:	Yes, you may revoke a Proxy by submitting a letter addressed to the tabulator at: Bank of New York, Shareholder Relations, P.O. Box 11258, Church Street Station, New York, NY 10286.

Q:  Is my vote confidential?

A:	Yes, your vote is confidential. The tabulator and inspectors of election are not employees of the Company nor are they affiliated with the Company in any way. We may be advised whether you have voted. Also, shareholders’ votes will be disclosed to us if a contested proxy solicitation occurs or if a disclosure is required by law.

Q:  What shares are included on my proxy card?

A:	The shares on your proxy card represent shares for which you have a certificate and also any shares you may have in our Dividend Reinvestment and Stock Purchase Plan (“DRIP”). DTE common stock owned by employees and retirees of DTE and its affiliates in their respective 401(k) plans (“SSOP”) are voted on a separate voting instruction form sent by the SSOP trustee.

Q:  What does it mean if I get more than one proxy card?

A:	It indicates that your shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote each account by telephone or on the internet, to ensure that all your shares are voted. We encourage you to register all your accounts in the same name and address. To do this, contact Bank of New York, Shareholder Relations at 1-866-388-8558.

Q:	There is more than one DTE shareholder in my home, so why was only one annual report delivered to my address?

A:	In some instances, only one annual report is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more shareholders. If you wish to receive a separate annual report you can notify us at the address or telephone number below. Similarly, shareholders currently receiving multiple copies of this document can request the elimination of the duplicate document by contacting Bank of New York, Shareholder Relations, P.O. Box 11258, Church Street Station, New York, NY 10286.

Q:  What makes a quorum?

A:	There were 167,673,536 shares of our common stock outstanding on the Record Date. Each share is entitled to one vote. A majority of the outstanding shares present or represented by Proxy at the meeting constitutes a quorum. A quorum is necessary to conduct an annual meeting.

Q:  How does the voting work?

A:	For each item, voting works as follows:

•	Item 1: The election of each director requires approval from a plurality of the shares voted. You may withhold votes from one or more directors by writing their names in the space provided for that purpose on your proxy card. Withheld votes have the same effect as abstentions. If you vote by telephone or the internet, follow the instructions attached to the proxy card.

Without prior notice to DTE, you may also cumulate votes for directors by multiplying the number of your shares by the number of directors to be elected and by casting all such votes either (a) for one candidate or (b) by distributing them among two or more candidates. You cannot vote for more than four directors.

•	Item 2: Ratification of the appointment of auditors requires approval from a majority of the votes cast (excluding abstentions and broker non-votes).

Under the New York Stock Exchange Rules, if your broker holds your shares in its name, the broker is permitted, under certain circumstances, to vote your shares on the election of directors and the ratification of the appointment of auditors even if it does not receive voting instructions from you.

Q:  Who may attend the annual meeting?

A:	Any shareholder as of the Record Date may attend. Seating and parking are limited and admission is on a first come basis.

ITEM 1. ELECTION OF DIRECTORS

The Board of Directors (the “Board”) is divided into three classes by our Amended and Restated Articles of Incorporation. One class of directors is elected each year for a three-year term. The terms of directors in one class expire in 2003. The four directors in this class have been nominated for election for terms expiring in 2006. All of the nominees have consented to serve if elected. All are current members of the Board. Pursuant to the provisions of our Bylaws, the Board has by resolution set the number of directors comprising the full Board at 12.

The Board met 6 times in 2002. Most of the directors attended 100% of the Board meetings and the meetings of the committees on which they serve, and all directors attended at least 87% of the Board meetings and committee meetings, respectively.

Proxies cannot be voted for more than four persons. The persons named on the enclosed proxy card will vote for the nominees named in this Proxy Statement, unless otherwise instructed by a shareholder. If any nominee becomes unable or unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card have discretionary authority to vote for a substitute nominee or nominees. It is anticipated that all nominees will be available for election.

Information about each nominee for election at this meeting and each director continuing in office is given below. The dates shown for service as a director include service as a director of The Detroit Edison Company (“Detroit Edison”), our former corporate parent and, as a result of a share exchange, now our wholly owned subsidiary.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES

FOR ELECTION AT THIS MEETING.

Nominees for Election at this Meeting for Terms Expiring in 2006

Alfred R. Glancy III, age 65 Director since 2001
• Retired Chairman and Chief Executive Officer, MCN Energy Group Inc. (2001)
• Chairman, Unico Investment Company (Seattle, Washington)
• Director of DTE, Shorebank Corporation and director or trustee of many community and professional organizations
• Princeton University (B.A. in economics) and Harvard Business School (M.B.A)
John E. Lobbia, age 61 Director since 1988
• Retired Chairman of the Board and Chief Executive Officer, DTE (Detroit, Michigan) (1998)
• Director of DTE and Rouge Industries and director or trustee of community and professional organizations
• University of Detroit (B.A. in electrical engineering)

Eugene A. Miller, age 65 Director since 1989
• Retired Chairman, President and Chief Executive Officer, Comerica Incorporated and Comerica Bank (Detroit, Michigan)
• Director of DTE and Handleman Company and director or trustee of many community and professional organizations
• Detroit Institute of Technology (B.B.A.)
Charles W. Pryor, Jr., age 58 Director since 1999
• Chief Executive Officer, Utility Services Business Group of British Nuclear Fuels, plc, (Cheshire, United Kingdom) which includes the Westinghouse Electric Company
• Director of DTE and director or trustee of many community and professional organizations
• Virginia Tech (B.S. in civil engineering, M.S. and Ph.D. in structural engineering) and Northeastern University (Executive M.B.A.)

Directors Whose Present Terms Continue Until 2004

Terence E. Adderley, age 69 Director since 1987
• Chairman and Chief Executive Officer, Kelly Services, Inc. (Troy, Michigan)
• Director of DTE and Kelly Services, Inc. and director or trustee of many community and professional organizations
• University of Michigan (B.B.A. and M.B.A.)
Anthony F. Earley, Jr., age 53 Director since 1994
• Chairman of the Board and Chief Executive Officer (1998) and President and Chief Operating Officer, DTE (Detroit, Michigan)
• Formerly President and Chief Operating Officer, Long Island Lighting Company, New York
• Director of DTE, Comerica Incorporated, Mutual of America Capital Management Corporation, Masco Corporation and Plug Power, Inc. and director or trustee of many community and professional organizations
• University of Notre Dame (B.S. in physics, M.S. in engineering and J.D.)

Allan D. Gilmour, age 68 Director since 1995
• Vice Chairman and Chief Financial Officer, Ford Motor Company (Dearborn, Michigan)
• Director of DTE, Prudential Financial, Inc. and Whirlpool Corporation and director or trustee of many community and professional organizations
• Harvard University (B.A. in economics) and University of Michigan (M.B.A.)

Frank M. Hennessey, age 64 Director since 2001
• Chairman of Emco Limited and former Vice Chairman and Chief Executive Officer of MascoTech, Inc. (Taylor, Michigan)
• Director of DTE, Chairman of Detroit Regional Chamber and director or trustee of many community and professional organizations
• Northeastern University (B.S.)
Theodore S. Leipprandt, age 69 Director since 1990
• Retired President and Chief Executive Officer and Marketing Specialist, Cooperative Elevator Company (Pigeon, Michigan)
• Director of DTE, past president of Michigan Agri-Business Association and Michigan 4-H Foundation Board of Trustees and director or trustee of many church, community and professional organizations
• Michigan State University (B.S. in animal science)

Directors Whose Present Terms Continue Until 2005

Lillian Bauder, age 63 Director since 1986
• Vice President for Corporate Affairs, MASCO Corporation (Taylor, Michigan) and President, MASCO Corporation Foundation (1996)
• Director of DTE, Comerica Incorporated and director or trustee of many community and professional organizations
• Rutgers University (B.A. from Douglass College) and University of Michigan (M.A. and Ph.D.)
David Bing, age 59 Director since 1985
• Chairman of The Bing Group (Detroit, Michigan). The Bing Group consists of Bing Corporate Services, Bing Metals Group and Bing Assembly Systems
• Director of DTE, Cardinal Health and Steelcase Inc.; advisor to many youth groups and director or trustee of many community and professional organizations
• Played professional basketball for 12 years
• Syracuse University (B.A.)

Howard F. Sims, age 69 Director since 2001
• Chairman of the Sims Design Group Inc., Principal of SDG Associates, PLLC and SDGdesign, Inc. (Detroit, Michigan)
• Director of DTE, Comerica Incorporated and director or trustee of many community and professional organizations
• University of Michigan (B.A. in architecture, M.A. in architecture) and Eastern Michigan University (Honorary Doctorate of Public Service)

Committees of the Board of Directors

The Board has standing committees for Audit, Corporate Governance, Executive, Finance, Nuclear Review, Organization and Compensation, Public Responsibility and a Special Committee on Compensation. With the exception of the Executive Committee, which has the authority to act on most matters when the Board is not in session, and the Special Committee on Compensation, which has authority to act on certain compensation matters, the committees act in an advisory capacity to the full Board.

The table below reflects the membership and the number of meetings held for each committee.

									Organization		Special
			Corporate					Nuclear	&	Public	Committee on
Board Members	Audit		Governance	Executive		Finance		Review	Compensation	Responsibility	Compensation

Terence E. Adderley			x *	x		x			x

Lillian Bauder	x			x				x		x *

David Bing									x	x	x *

Anthony F. Earley, Jr.				x	*

Allan D. Gilmour			x	x		x	*		x		x

Alfred R. Glancy III						x				x

Frank M. Hennessey	x	*								x

Theodore S. Leipprandt	x							x		x

John E. Lobbia						x		x

Eugene A. Miller			x	x		x			x *

Charles W. Pryor, Jr.	x							x *

Howard F. Sims			x					x

2002 Meetings	10		5	0		7		2	7	3	5

     * Chair

The terms of each Committee’s charter is summarized with the responsibility of its members as follows:

Audit Committee

•	Reviews scope of the annual audit and the annual audit report of the independent auditors.
•	Reviews financial reports, internal controls and risk exposures.
•	Reviews accounting policies and system of internal controls.
•	Recommends the firm of independent auditors to perform such audits.
•	Considers non-audit functions performed by the independent auditors.
•	Reviews the scope of work performed by the internal audit staff.
•	Recommends special studies or actions.

Corporate Governance Committee

•	Reviews and assists the full Board with corporate governance matters.
•	Considers the organizational structure of the Board.
•	Recommends to the full Board the nominees for directors.
•	Reviews recommended compensation arrangements for the Board, director and officer indemnification, and insurance for the Board.
•	Reviews nominations from shareholders. Our Bylaws require that recommendations for nominations be in writing and addressed to our Corporate Secretary at our principal business address. Recommendations should include (a) the qualifications of the proposed nominee to serve on the Board, (b) the principal occupations and employment of the proposed nominee during the past five years, (c) each directorship currently held by the proposed nominee and (d) a statement from the proposed nominee that he or she has consented to the submission of the recommendation.

Executive Committee

•	Has authority to act on most matters when the Board is not in session.

Finance Committee

•	Reviews matters related to the capital structure and major financing plans.
•	Recommends dividend policy.
•	Reviews financial planning policies and goals.
•	Reviews and approves the annual financial plan and forecasts.
•	Reviews certain capital expenditures.
•	Reviews insurance and business risk management.
•	Reviews pension funding and investments.
•	Reviews potential mergers and acquisitions.

Nuclear Review Committee

•	Provides non-management oversight and review of Detroit Edison’s Fermi 2 nuclear power plant.
•	Reviews security, safety performance, changes in regulation, long term strategies and policies.
•	Reviews plans for fueling and disposition of radioactive waste.
•	Reviews financial performance.
•	Reviews adequacy of resources.

Organization and Compensation Committee

•	Reviews recommendations and approves, subject to Board approval, the compensation for vice presidents and higher and certain other executives.
•	Reviews CEO’s performance.
•	Assists in the selection of officers to assure that there are successors for each office.

Public Responsibility Committee

•	Monitors the Company’s performance as a responsible corporate citizen including its performance with respect to people.
•	Reviews Company’s policies on social responsibilities.
•	Advises the Company on emerging public issues.
•	Reviews the Company’s environmental performance.

Special Committee on Compensation

•	Administers the Stock Incentive Plan and the Annual Incentive Plan in accordance with certain Internal Revenue Code requirements.

Annual Board Compensation

The goal of our Board compensation is to tie Board compensation to your interests as shareholders. Accordingly, approximately 50% of a director’s annual compensation is in the form of phantom shares of our common stock and stock options. We do not pay meeting fees. This is part of our commitment to link director and shareholder interests. The compensation programs are described below.

•	Cash Compensation

•	Cash retainer of $50,000.
•	Committee chair retainer of $5,000 per committee.
•	No committee member retainer.
•	Employee directors receive no payment for service as directors.
•	All directors are reimbursed for out-of-pocket expenses incurred to attend meetings.

• Equity Compensation

•	1,000 phantom shares of our common stock with all imputed dividends reinvested under the DTE Energy Deferred Stock Compensation Plan for Non-Employee Directors.
•	1,000 non-qualified stock options that vest after one year.
•	Payouts from the DTE Energy Deferred Stock Compensation Plan for Non-Employee Directors occur only after the date a director terminates his or her service on the Board.

• Directors’ Retirement Plan

•	The directors’ retirement plan has been eliminated. Benefits were frozen as of December 31, 1998, and all non-employee directors were deemed vested on that date. No further benefits will be accrued.

• Plan for Deferring the Payment of Director Fees

•	We maintain an unfunded deferred compensation plan, which permits non-employee directors to defer receipt of any part of their annual retainer.
•	Directors have two investment options. Deferred fees may accrue in an unfunded account for future payment with interest accrued monthly at the 5-year U.S. Treasury Bond rate as of the last business day of each month. They may also be invested in phantom shares of our common stock with all imputed dividends reinvested.

Security Ownership of Management and Board

The following table sets forth certain information known to the Company with respect to beneficial ownership of common stock, phantom stock, performance shares and options exercisable within 60 days as of December 31, 2002 for (i) each of our directors and nominees for director, (ii) our Chief Executive Officer and the four other highest paid executive officers whose salary and bonus for the Company’s 2002 fiscal year were in excess of $100,000 named in the following Summary Compensation Table (the “Named Executive Officers”), and (iii) all executive officers and directors as a group as of December 31, 2002. To our knowledge, there are no members of our management team or directors who are beneficial owners of one percent or more of the outstanding shares of common stock as of December 31, 2002.

Amount and Nature of Beneficial Ownership as of December 31, 2002

				Options Exercisable
Name of Beneficial Owners	Common Stock(1)		Phantom Stock(2)	Within 60 Days

Terence E. Adderley	2,400		9,585	2,000
Gerard M. Anderson	29,645	(3)	1,785	121,150
Lillian Bauder	2,983		4,286	2,000
David Bing	1,800		5,680	2,000
Robert J. Buckler	31,264	(3)	5,585	91,150
Anthony F. Earley, Jr.	95,493	(3)	6,575	294,500
Stephen E. Ewing	70,656	(3)	0	62,400
Allan D. Gilmour	2,400		4,286	2,000
Alfred R. Glancy III	79,012		2,100	64,424	(4)
Frank M. Hennessey	3,620		4,078	2,000
Theodore S. Leipprandt	2,937		4,286	2,000
John E. Lobbia	26,401		3,168	37,000	(5)
David E. Meador	13,392	(3)	1,023	50,450
Eugene A. Miller	2,400		6,643	2,000
Charles W. Pryor, Jr.	300		3,168	2,000
Howard F. Sims	1,254		4,018	2,000
Directors & executive officers as a group (20 persons)	403,412		67,580	822,904

(1)	Includes directly held common stock, time based and performance based restricted stock, and shares held pursuant to the SSOP.

(2)	Phantom shares are acquired as follows: (a) by non-employee directors (i) as compensation under the DTE Deferred Stock Compensation Plan for Non-Employee Directors and (ii) through participation in the Plan for Deferring the Payment of Directors’ Fees, both described above; and (b) by executive officers pursuant to the DTE Energy Company Supplemental Savings Plan and DTE Energy Company Executive Deferred Compensation Plan. The directors and executive officers do not have the ability to acquire the phantom shares within 60 days of December 31, 2002. Phantom shares are paid out in cash.

(3)	The executive officers do not have the ability to acquire the following awarded performance shares within 60 days of December 31, 2002: Mr. Earley (70,000); Mr. Anderson (21,000); Mr. Buckler (21,000); Mr. Ewing (21,000); Mr. Meador (7,000). The performance share numbers assume that target levels of performance are achieved. Performance shares are subject to forfeiture.

(4)	Includes 62,424 options to acquire 62,424 shares of DTE common stock. These options were received in the merger with MCN in exchange for employee stock options to acquire 100,000 shares of MCN common stock.

(5)	Includes 35,000 options to acquire 35,000 shares of DTE common stock awarded to Mr. Lobbia during his tenure as Chairman of the Board and Chief Executive Officer of DTE.

Security Ownership of Certain Beneficial Owners

		Amount and Nature of	Percent
Title of Class	Name of Beneficial Owners	Beneficial Ownership*	of Class

Common Stock	Capital Research and Management Company 333 South Hope Street Los Angeles CA 90071	8,721,900	5.2%

*	Capital Research and Management Company reported on Schedule 13G that, at December 31, 2002, it is the beneficial owner of, with investment power over, 8,721,900 shares of the Company’s common stock as a result of acting as an investment advisor to various investment companies. The report indicated that the shares are held solely for investment purposes in the ordinary course of business and not with the purpose or effect of changing or influencing control.

Certain Relationships and Related Transactions

Mr. Glancy was the Chairman of MCN at the time of the DTE/MCN merger. The Proxy Statement received by shareholders on or about April 9, 2001, provided detailed information with respect to the merger between MCN and DTE and discussed a termination and consulting agreement between DTE and Mr. Glancy. Under the agreement and until his 65th birthday, Mr. Glancy received (i) a $25,000 monthly consulting fee, plus $500 for each hour of service rendered which exceeded fifty hours per month, and (ii) an office with furnishings comparable to those Mr. Glancy had as Chairman of MCN. The agreement also states that Mr. Glancy will receive personal secretarial services for three days a week until he attains the age of 70. For as long as Mr. Glancy remains a member of our Board, a home security system shall be provided. In the event that the Internal Revenue Service determines or claims that any payments or benefits provided to Mr. Glancy constitute “excess parachute payments”, Mr. Glancy will receive a tax reimbursement payment in accordance with the agreement. In addition, we will indemnify Mr. Glancy from any actions, suits or proceedings in connection with the consulting agreement.

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board has appointed Deloitte & Touche LLP as our independent auditors for the year 2003. Deloitte & Touche LLP has performed this function since 1995. Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their affiliates are referred to collectively as “Deloitte & Touche,” which includes Deloitte Consulting. Deloitte and Touche has announced its intention to separate from Deloitte Consulting.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will be afforded an opportunity to make a statement, if they desire, and to respond to appropriate questions from shareholders.

We have elected to disclose fees billed to us by Deloitte & Touche in accordance with the newly-adopted SEC rules amending the requirements for disclosure of audit and audit-related fees.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $4,120,364. Aggregate fees for professional services rendered for the audit for the year ended December 31, 2001 were $2,931,631.

Audit-Related Fees

The aggregate fees billed by Deloitte & Touche for professional services rendered for audit-related services for the year ended December 31, 2002 were $1,330,138. Aggregate fees for audit-related services for the year ended December 31, 2001 were $4,748,775. Audit-related services include fees for consultation concerning internal control matters and acquisition-related due diligence services.

Tax Fees

The aggregate fees billed by Deloitte & Touche for professional services rendered for tax services for the year ended December 31, 2002 were $942,791. Aggregate fees for professional services rendered for tax services for the year ended December 31, 2001 were $111,651.

All Other Fees

The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” for the year ended December 31, 2002 were $351,495. Other services for the year ended December 31, 2002 include miscellaneous consulting services. The aggregate of fees billed for all other services for the year ended December 31, 2001 were $437,954. Other services for the year ended December 31, 2001 includes miscellaneous consulting services and financial information systems design and implementation services.

The Audit Committee has considered whether the provision of financial information systems design and implementation services and other services are compatible with maintaining the principal accountant’s independence.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls; the presentation and disclosure in the Company’s financial statements, which will be provided to the shareholders and others; and the overall audit process. All members of the Audit Committee meet the criteria for independence as defined in the current listing standards adopted by the New York Stock Exchange. The Audit Committee Charter, attached as Appendix A to this Proxy Statement, complies with the current requirements of the New York Stock Exchange.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The independent auditors are responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent auditor’s report. The Audit Committee relies, without independent verification, on the information provided to it including representations made by management and the independent auditors including their audit report.

The Audit Committee discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. Disclosures were received from the independent auditors regarding their independence as required by Independence Standards Board Statement No. 1 and discussed with them. The Audit Committee has considered whether the services provided by the independent auditors other than those services relating to audit services are compatible with maintaining the independence of the accountants. The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2002 with management and the independent auditors. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2002.

Audit Committee

Frank M. Hennessey, Chair
Lillian Bauder
Theodore S. Leipprandt
Charles W. Pryor, Jr.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS.

ITEM 3. OTHER INFORMATION

As to Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such business.

EXECUTIVE COMPENSATION

Report of the Organization and Compensation Committee

The Organization and Compensation Committee (“O&C Committee”) of the Board reviews recommendations and approves, subject to Board agreement, the compensation of those executives who are at the level of vice president and higher, the General Auditor and certain other executives, including the individuals whose compensation is detailed in this Proxy Statement, except for components of executive compensation that are administered by the Special Committee on Compensation to satisfy Internal Revenue Code requirements regarding the deductibility of executive compensation. The O&C Committee, in determining overall compensation policy, considers awards made by the Special Committee on Compensation.

The O&C Committee retains a consultant independent of the Company to continually review the executive compensation program for alignment with the executive compensation philosophy and framework. The following questions and answers discuss the executive compensation philosophy and framework along with the details of the program elements.

Q:  What is our executive compensation philosophy and framework?

A: •	Focus: Our executive compensation philosophy and framework focus on linking a significant portion of executive total compensation to our performance and the achievement of corporate goals. Consequently, the total compensation package places more emphasis on short- and long-term incentive plans that reward value-added contributions, and less emphasis on fixed elements of compensation, such as base salary and benefits. This approach ties executive interests to shareholder interests and, through a mix of annual and multi-year incentive structures, encourages both near-term results and successful strategic planning.

•	Competitive Position: The O&C Committee’s goals include maintaining a total compensation program that is competitive within our Comparative Market (defined below). A competitive position will enhance our recruiting and retention efforts and serve as a basis for setting appropriate salary and incentive pay benchmarks.

•	Compensation Opportunity: In addition to award-specific performance measures, which are tied to corporate goals such as total shareholder return, earnings per share growth, and customer satisfaction, among others, the O&C Committee considers several factors when setting base salary and establishing other elements of an executive’s compensation opportunity. Those factors include (i) the responsibilities of the executive’s position, (ii) the experience and performance of the individual, (iii) competition for executive talent and retention issues, and (iv) comparisons to comparable positions at other energy and non-energy companies in the Comparative Market.

•	Program: Over the past several years, the Stock Incentive Plan has served to drive company performance by rewarding participants for actions and behaviors that closely align their interests with growth in long-term shareholder value. In addition, the interplay between the Annual Incentive Plan and the Stock Incentive Plan has provided an appropriate balance of short- and long-term incentives aligned with our business strategy of controlled growth in earnings coupled with stable shareholder returns. The key elements of the compensation program are base salary, the Annual Incentive Plan, and the Stock Incentive Plan. In 2002, awards under the Stock Incentive Plan consisted of option grants, performance shares and time-based restricted stock. Policies concerning each of these elements, including the basis for the compensation awarded to Mr. Earley, are discussed below.

Q:  What is DTE’s Comparative Market?

A:	Under the executive compensation framework, the Comparative Market consists primarily of utilities (including utility holding companies) selected on the basis of revenues generated, availability of compensation information, financial performance and geographic area, as well as energy marketing companies, broad-based energy resources companies and significant non-energy related companies in the geographic area.

Q:  How do we determine base salary?

A:	Ranges are used for base salaries that target median base salaries within the Comparative Market. Appropriate methods of measurement are used to take into account differences in company size and scope. The ranges established are designed to allow adequate differentiation for (i) individual potential, (ii) contributions made, and (iii) the length of time the executive has been in his or her position. Salary ranges are assessed periodically to keep pace with market movement. As noted above, in setting individual salary levels, several factors are used.

Q:  How do we determine the Chief Executive Officer’s compensation?

A:	Mr. Earley’s 2002 salary was set taking into account Mr. Earley’s responsibilities, experience and performance, as well as competition for executive talent, retention objectives and comparisons to similar positions in the Comparative Market. Other bases for Mr. Earley’s salary, including the relationship between Company performance and his compensation, are discussed throughout this report and in the section titled Summary Compensation Table.

Q:  Is any of the executives’ compensation at risk?

A:	Yes, we have both annual and long-term incentive plans that put a significant amount of the executives’ compensation at risk.

Q:  How do we determine annual incentive?

A:	Executives may receive cash awards under the Annual Incentive Plan. For 2002, the Annual Incentive Plan had four annual measures weighted as follows in determining the total annual incentive award: earnings per share (50%), cash flow (25%), customer satisfaction (15%) and diversity (10%). The Company must attain threshold minimum levels for a given performance measure before any compensation becomes payable on account of the measure. Based on market comparisons, each officer position is assigned a target award expressed as a percentage of base salary. Award amounts paid to each officer are determined as follows: (i) performance for each measure is combined for an overall corporate performance factor; (ii) this factor is multiplied by each officer’s target award to arrive at an initial calculation; and (iii) the initial calculation is then adjusted based on individual performance. Based on achievement of performance measures, the corporate performance portion of the 2002 awards was earned at a rate of 93.5% of target. Mr. Earley’s target award had been set 100% for a 93.5% initial calculation. In accordance with the plan, the 93.5% was further adjusted by 115% for Mr. Earley based on his individual performance for 2002, which equaled an award of $1,020,000.

Q:  How do we use compensation to focus management on long-term value?

A:	Stock-based awards made under the Stock Incentive Plan focus on long-term value.

•	Background and Structure: The Stock Incentive Plan, which was approved by our shareholders, rewards long-term growth and profitability by providing a vehicle through which officers, other key employees and outside directors may receive stock-based compensation. Stock-based compensation directly links individual performance with shareholder interests. Performance-based vesting and similar requirements for earning certain awards further emphasize achievement of corporate goals. The Special Committee on Compensation independently administers the Stock Incentive Plan. The sizes of awards made during 2002, including awards to Mr. Earley, were determined by reference to executive level, responsibility, retention issues, market competitiveness and contributions to the overall success of the Company.

•	Performance Shares: The Special Committee on Compensation awards performance shares under the Stock Incentive Plan. The performance shares entitle the executive to receive a specified number of shares, or a cash payment equal to the fair market value of the shares, depending on the level of achievement of performance measures. The performance measurement period for the 2002 awards is January 1, 2002 through December 31, 2004. Payments earned under the 2002 awards, including Mr. Earley’s award, will be based on three performance measures weighted as follows: (1) earnings per share growth (60%), (2) total shareholder return vs. shareholder return of the companies in the Standard & Poor’s Electric Utility Index as of the date of grant (25%), and (3) employee satisfaction/engagement (15%).

•	Stock options: In 2002 the Special Committee on Compensation awarded non-qualified stock options as part of the continuing program to link executive compensation to overall performance.

•	Time-based restricted stock: In 2002 restricted stock awards were made with the restriction period ending on February 27, 2005. The only vesting requirement is continued employment throughout the restriction period.

Q:	How have we responded to Internal Revenue Service limits on deductibility of compensation?

A:	Under Section 162(m) of the Internal Revenue Code, we cannot deduct executive compensation over $1 million on our Federal income tax return unless it is (1) based on performance and (2) paid under a program that meets Internal Revenue Code requirements. The Special Committee on Compensation makes awards to executives under the Annual Incentive Plan and the Stock Incentive Plan in order to address these deduction limits that could apply to the Company. Continued reliance on performance-based compensation programs designed to fulfill future corporate business objectives at all levels is expected. Although generally these programs are designed to satisfy the requirements of Section 162(m), it may be appropriate in certain circumstances to use performance-based plans that may not meet all of the Internal Revenue Code requirements or for the O&C Committee to consider deferral programs for compensation in excess of $1 million. Flexibility is especially important as the utility industry becomes less regulated and we work to develop our business in this environment. Amendments to the Annual Incentive Plan and Stock Incentive Plan previously approved by the shareholders are designed to provide the maximum opportunity for use of the performance-based compensation exception.

Organization and Compensation Committee

Eugene A. Miller, Chair
Terence E. Adderley
David Bing
Allan D. Gilmour

Compensation Committee Interlocks and Insider Participation

Mr. Miller is the retired Chairman of Comerica Inc. of which Mr. Earley is a director. Mr. Adderley is the Chairman and Chief Executive Officer of Kelly Services, Inc. In 2002, the Company paid $552,799.58 to Kelly Services, Inc. for temporary help and consulting services. Both Mr. Miller and Mr. Adderley serve on the Organization and Compensation Committee. There are no interlocks with any other member of the Organization and Compensation Committee or any member of the Special Committee on Compensation.

Summary Compensation Table

		Annual Compensation		Long Term Compensation

				Awards		Payouts

				Restricted
				Stock	Securities	Stock Incentive
Name and Principal Position				Awards	Underlying	Plan Payouts
in 2002	Year	Salary($)	Bonus($)	($)(1)	Options(#)	($)(2)

Anthony F. Earley, Jr.	2002	$923,077	$1,020,000	$1,039,250	100,000	$440,015
Chairman of the Board,	2001	878,461	1,100,000	962,250	75,000	162,954
Chief Executive Officer	2000	793,269	1,105,971		165,000	112,298
and President and Chief Operating Officer
Gerard M. Anderson	2002	$476,923	$296,200	$207,850	30,000	$293,330
President and Chief	2001	464,616	383,755	230,940	30,000	125,292
Operating Officer DTE	2000	436,844	389,610		75,000	92,332
Energy Resources
Robert J. Buckler	2002	$476,923	$296,200	$207,850	30,000	$293,330
President and Chief	2001	464,616	383,755	230,940	30,000	73,329
Operating Officer DTE	2000	436,948	389,610		75,000	49,910
Energy Distribution
Stephen E. Ewing	2002	$476,923	$249,400	$207,850	30,000	$0
President and Chief	2001	253,077	383,755	2,574,320	105,000	0
Operating Officer DTE Energy Gas(4)
David E. Meador	2002	$344,231	$196,600	$83,140	15,000	$88,020
Senior Vice President and	2001	313,652	261,635	76,980	15,000	40,758
Chief Financial Officer	2000	279,231	199,370		25,000	37,433

[Additional columns below]

[Continued from above table, first column(s) repeated]

All
Other
Name and Principal Position	Compensation
in 2002	($)(3)

Anthony F. Earley, Jr.	$53,385
Chairman of the Board,	51,959
Chief Executive Officer	48,109
and President and Chief Operating Officer
Gerard M. Anderson	$11,977
President and Chief	24,840
Operating Officer DTE	24,137
Energy Resources
Robert J. Buckler	$28,615
President and Chief	27,769
Operating Officer DTE	26,463
Energy Distribution
Stephen E. Ewing	$28,923
President and Chief	21,403
Operating Officer DTE Energy Gas(4)
David E. Meador	$20,688
Senior Vice President and	19,482
Chief Financial Officer	16,754

(1)	The restricted stock awards made during 2002 are non-performance based and are valued as of February 27, 2002, the date the award was made. The number and value of the aggregate restricted stock held as of December 31, 2002 by the named officers based on the market value on that day are: Mr. Earley, 50,000 shares or $2,320,000; Mr. Anderson, 11,000 shares or $510,400; Mr. Buckler, 11,000 shares or $510,400; Mr. Ewing, 61,000 shares or $2,830,400; and Mr. Meador, 4,000 shares or $185,600. The aggregate number of non-performance restricted stock for the above officers is 137,000 shares or $ 6,356,800. The holders of restricted stock receive the same cash dividends as other shareholders owning the common stock. All restricted stock will vest in the event of a change in control of the Company. The restricted stock award amounts for Messrs. Earley, Anderson and Buckler for 2001 were corrected from the 2002 proxy statement to reflect their actual award date of March 14, 2001.

(2)	Includes the value at February 23, 2001, February 27, 2002, and February 27, 2003 (the dates that performance was certified), of the final portion of the 1997, 1998, and 1999 Stock Incentive Plan awards which became unrestricted as the result of meeting the performance criteria related to total shareholder return, customer satisfaction production cost, cash flow, earnings growth, and Institute of Nuclear Power Operations. In addition, for Mr. Anderson, includes the value at January 16, 2001 and February 27, 2002 (the dates that performance was certified), of a 1997 performance restricted stock grant that vested as a result of the performance of an affiliate.

(3)	Includes matching contributions by the Company or its affiliates to the SSOP. Under the SSOP, which is a tax qualified defined-contribution plan, the Company makes matching contributions periodically on behalf of the participants. These matching contributions are limited to 6% of a participant’s eligible compensation up to $200,000 for 2002. For 2002, Messrs. Earley, Anderson, Buckler, Ewing, and Meador were credited with matching contributions of $6,847, $11,977, $8,392, $8,487, and $8,332, respectively. This amount also includes amounts matched by the Company pursuant to the DTE Energy Company Supplemental Savings Plan. The Supplemental Savings Plan provides that compensation in excess of various IRS limits imposed on tax qualified plans, including the $200,000 compensation limit for 2002. Matching contributions are limited to 6% of the eligible compensation deferred under the Supplemental Savings Plan. The value of the account will appreciate or depreciate based on the market value attributed to the employee’s account. Supplemental Savings Plan account balances are paid only in cash to participants upon termination of employment. For 2002, Messrs. Earley, Buckler, Ewing and Meador, were credited with matching Supplemental Savings Plan contributions of $48,538, $20,223, $20,436, and $11,314, respectively.

(4)	The amounts for Mr. Ewing reflect compensation received from DTE beginning June 1, 2001. Prior to June 1, 2001, Mr. Ewing was employed by MCN. The amount for Mr. Ewing is corrected from the 2002 proxy statement to reflect the matching contributions by the Company to the SSOP and Supplemental Savings Plan.

Stock Incentive Plan — Awards in the Last Fiscal Year

	Number of Performance Shares

				Performance Period
Name	Threshold	Target	Maximum	Until Payout

Anthony F. Earley, Jr.	0	25,000	50,000	3 years
Gerard M. Anderson	0	5,000	10,000	3 years
Robert J. Buckler	0	5,000	10,000	3 years
Stephen E. Ewing	0	5,000	10,000	3 years
David E. Meador	0	2,000	4,000	3 years

The performance share awards shown in the table above were made in 2002 pursuant to the Stock Incentive Plan. Each performance share earned will be settled with one share of our common stock or for an amount of cash equal to the fair market value of a share of our common stock on the date the performance shares are earned. Thus, performance shares are not currently outstanding shares of our common stock. As described in the Report of the Organization and Compensation Committee, at the end of the performance period, some or all of such performance shares may be earned based on the level of attainment of the performance criteria. The performance period for each of the named individuals is three years. If minimum performance levels are not met, no performance shares will be earned and the payout will be zero. The number of performance shares shown in the table in the column entitled “Target” reflects attainment of 50% of the maximum performance level under the criteria established for the awards, and the number of performance shares shown in the table in the column entitled “Maximum” reflect attainment of 100% of the maximum performance level under the criteria. The three criteria for each of the 2002 awards are: (1) earnings per share growth (60%), (2) total shareholder returns vs. shareholder return of the companies in the Standard & Poor’s Electric Utility Index as of the date of grant (25%), and (3) employee satisfaction/engagement (15%).

All performance shares will be earned in the event of a change in control of the Company, with the amount payable under the awards being based on greater of target or actual levels of performance through the date of the change in control.

The following table provides information about stock option grants in 2002 for the named executive officers.

Stock Incentive Plan — Option Grants in Last Fiscal Year

		Percent of
		Total Options
	Number of Securities	Granted to	Exercise		Grant Date
	Underlying Options	Employees in	Price	Expiration	Value
Name	Granted(#)(1)	Fiscal Year	($/Sh)(2)	Date	($)(3)

Anthony F. Earley, Jr.	100,000	7.5%	$41.59	February 27, 2012	$607,000
Gerard M. Anderson	30,000	2.3%	$41.59	February 27, 2012	$182,100
Robert J. Buckler	30,000	2.3%	$41.59	February 27, 2012	$182,100
Stephen E. Ewing	30,000	2.3%	$41.59	February 27, 2012	$182,100
David E. Meador	15,000	1.1%	$41.59	February 27, 2012	$91,050

(1)	33% of the options become exercisable one year from the date of grant, with an additional 33% becoming exercisable on the succeeding anniversary date of the grant for the next year and the final 34% becoming exercisable on the third anniversary date of the grant. All options will expire if not exercised before the expiration date shown above and may expire sooner in the event of termination of employment in certain circumstances. We may terminate options in the event that an optionee acts in a manner adverse to our best interests. All stock options become immediately exercisable in the event of a change in control of the Company.

(2)	The exercise price of the stock options is the average of the high and low stock prices on the New York Stock Exchange Composite Index on the date of grant, which was February 27, 2002. Stock appreciation rights were not granted in 2002.

(3)	The fair value for these options was estimated at the date of grant, stated in Note 2 above, using a modified Black/ Scholes option-pricing model. The assumptions used to estimate the fair value are a risk-free interest rate of 5.3%, a dividend yield of 4.96%, an expected volatility of 19.78% and an expected life of six years. The fair value of the options granted on February 27, 2002 was $6.07 per option. The final value of the option, if any, will depend on the future value of the common stock and the optionee’s decisions with respect to such options. The methodology of valuing these options is consistent with the methodology used for the Company’s financial statements contained in the 2002 Annual Report. However, the fair value per option, as reported in Note 15 of the 2002 Annual Report, is based on the weighted average of all options granted throughout 2002 to all DTE employees.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

	Shares		Number of Securities	Value of Unexercised
	Acquired	Value	Underlying Unexercised	In-the-Money Options
	on Exercise	Realized	Options at Fiscal Year End	at Fiscal Year End
Name	(#)	($)	(#) Exercisable/Unexercisable	($) Exercisable/Unexercisable(1)

Anthony F. Earley, Jr.	0	$0	228,500/195,500	$2,705,990/$1,516,880
Gerard M. Anderson	15,000	$265,950	96,250/73,750	$1,035,638/$611,312
Robert J. Buckler	45,000	$651,910	66,250/73,750	$606,638/$611,312
Stephen E. Ewing	0	$0	52,500/82,500	$58,800/$203,100
David E. Meador	20,000	$320,388	40,500/32,500	$415,388/$248,950

(1)	Dollar amounts as of December 31, 2002.

Pension Plan Table

Average	Years of Benefit Service
Final
Compensation	5	10	15	20	25	30	35	40	45

$350,000	26,250	157,500	175,000	192,500	210,000	218,750	227,500	236,250	245,000
400,000	30,000	180,000	200,000	220,000	240,000	250,000	260,000	270,000	280,000
450,000	33,750	202,500	225,000	247,500	270,000	281,250	292,500	303,750	315,000
500,000	37,500	225,000	250,000	275,000	300,000	312,500	325,000	337,500	350,000
550,000	41,250	247,500	275,000	302,500	330,000	343,750	357,500	371,250	385,000
600,000	45,000	270,000	300,000	330,000	360,000	375,000	390,000	405,000	420,000
650,000	48,750	292,500	325,000	357,500	390,000	406,250	422,500	438,750	455,000
700,000	52,500	315,000	350,000	385,000	420,000	437,500	455,000	472,500	490,000
750,000	56,250	337,500	375,000	412,500	450,000	468,750	487,500	506,250	525,000
800,000	60,000	360,000	400,000	440,000	480,000	500,000	520,000	540,000	560,000
850,000	63,750	382,500	425,000	467,500	510,000	531,250	552,500	573,750	595,000
900,000	67,500	405,000	450,000	495,000	540,000	562,500	585,000	607,500	630,000
950,000	71,250	427,500	475,000	522,500	570,000	593,750	617,500	641,250	665,000
1,000,000	75,000	450,000	500,000	550,000	600,000	625,000	650,000	675,000	700,000
1,050,000	78,750	472,500	525,000	577,500	630,000	656,250	682,500	708,750	735,000
1,100,000	82,500	495,000	550,000	605,000	660,000	687,500	715,000	742,500	770,000
1,150,000	86,250	517,500	575,000	632,500	690,000	718,750	747,500	776,250	805,000
1,200,000	90,000	540,000	600,000	660,000	720,000	750,000	780,000	810,000	840,000

Retirement Plans. The Named Executive Officers participate in one or more of the following retirement plans:

•	DTE Energy Company Retirement Plan (the “Retirement Plan”)

•	Detroit Edison Traditional component (“Traditional Retirement Plan”)

•	MCN Traditional component (“MCN Retirement Plan”)

•	DTE Energy Company Executive Supplemental Retirement Plan (“ESRP”)

•	Management Supplemental Benefit Plan component (“MSBP”)

•	Defined Contribution component (“DC ESRP”)

•	DTE Energy Company Supplemental Retirement Plan (“SRP”)

The benefits reflected in the Pension Plan Table include benefits payable under the Retirement Plan, a tax-qualified defined benefit pension plan, as well as payable directly by the Company pursuant to several non-qualified supplemental benefit plans. The supplemental benefit plans provide benefits in excess of Internal Revenue Code limits that apply to compensation and benefits under tax-qualified plans and additional nonqualified benefits to certain executives. Under the Internal Revenue Code, the maximum amount of compensation permitted to be used in calculating a benefit, and the maximum annual benefit permitted to be paid under the Retirement Plan, is $200,000 and $160,000, respectively in 2003.

The Pension Plan Table is applicable to each of the executives listed in the Summary Compensation Table, except Mr. Ewing. Those executives participate in the Traditional Retirement Plan, SRP, the MSBP and the DC ESRP, the latter of which is not included in the Pension Plan Table.

Traditional Retirement Plan. The benefits provided under the Traditional Retirement Plan are based on an employee’s years of benefit service, final average annual earnings and age at retirement. Compensation used to calculate the benefits under the Traditional Retirement Plan includes base salary plus lump sums in lieu of base salary increases.

MCN Retirement Plan. Mr. Ewing participates in the MCN Retirement Plan. The benefits provided under the MCN Retirement Plan are based on an employee’s years of benefit service, final average annual earnings and age at retirement. Compensation used to calculate the benefits under the MCN Retirement Plan includes base salary. The 2001 amount of compensation for Mr. Ewing was $470,000. Based upon assumed years of service of 30 to 40 years, Mr. Ewing’s estimated annual MCN Retirement Plan and SRP benefit would range from $235,000 to $315,000. This estimated benefit is computed on a straight life annuity basis and is not subject to reduction for social security benefits.

MSBP. The benefits provided under the MSBP set a maximum target retirement benefit and are basically equal to 60% of average final compensation. This amount is then adjusted based on age at termination, years of service (actual service and awarded service), payment option selected and is offset by the amount that is allowed to be paid under the Traditional Retirement Plan and SRP, if applicable. Compensation used to calculate the benefits under the MSBP include base salary, lump sums in lieu of base salary increases and, for years prior to 2001, the annual incentive bonus paid under the Shareholder Value Improvement Plan (“SVIP”). Subsequent to 2001, when the SVIP was eliminated, lump sums awarded under the Annual Incentive Plan, which replaced the SVIP, are not included in the MSBP calculation. However, as provided by the terms of the ESRP, for years beginning in 2001, compensation for purposes of the MSBP will include a deemed bonus amount equal to 10% of an executive’s base salary. The 2002 amounts of compensation for Messrs. Earley, Anderson, Buckler, and Meador were $1,018,077, $525,423, $525,423, and $379,731, respectively.

DC ESRP. Effective January 1, 2001, DTE implemented a defined-contribution approach to non-qualified supplemental retirement benefits under the DC ESRP. The DC ESRP provides that a benefit equal to 9% of base salary and annual incentive will be credited to a hypothetical account on behalf of eligible executives. The hypothetical account will grow based on the performance of the hypothetical investment elections under the plan, as directed by the participants. Vesting of the benefit under the DC ESRP occurs at a rate of 20% per year. Messrs. Earley, Anderson, Buckler, and Meador are 100% vested in the DC ESRP. If Messrs. Earley, Anderson, Buckler, and Meador meet the MSBP eligibility requirements at the time of retirement, they will have the option to choose to receive benefits under the MSBP or the DC ESRP.

Prior to the merger between DTE and MCN, Mr. Ewing participated in the MCN Energy Group Supplemental Death Benefit and Retirement Income Plan (“SDBRIP”). Under the terms of the merger agreement, Mr. Ewing was 100% vested in this benefit as of June 1, 2001. As of such date, the SDBRIP was terminated and the present value of Mr. Ewing’s benefit under that plan was transferred to the DC ESRP as a hypothetical opening account balance. Mr. Ewing is only eligible to participate in the DC ESRP component of the ESRP and not the MSBP component.

SRP. The benefits provided under the SRP are those benefits that are limited under the Retirement Plan by the Internal Revenue Code.

Years of Service. The plans require certain years of service before benefits under the plans vest with the individual. The Traditional Retirement Plan and SRP require 5 years of service. The MSBP requires an executive to be at least age 55 with 10 years of service. Under all plans, Messrs. Earley, Anderson, Buckler, and Meador have 9, 9, 29, and 6 actual years of service, respectively, and are, therefore, 100% vested in the DTE Retirement Plan and the SRP. For purposes of calculating the benefit under the MSBP only, Messrs. Earley and Meador have 15 and 10 years, respectively, of additional awarded service. Messrs. Earley and Meador’s eligibility for the additional awarded service is subject to their meeting the eligibility requirements of that plan. The form of benefit shown in the table is the annual benefit under a straight-life annuity with 15 years’ payments guaranteed. Other actuarially equivalent forms of benefit are available under the Retirement Plan, SRP, MSBP and DC ESRP. Such benefits are not subject to any reductions for Social Security benefits.

The MCN Retirement Plan requires 5 years of service before benefits under the plan vest. Mr. Ewing has 31 years of service and is, therefore, 100% vested under both the MCN Retirement Plan and the SRP.

Equity Compensation Plan Information

The following table reflects information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2002.

	(a)	(b)	(c)

	Number of securities	Weighted-average	Number of securities remaining
	to be issued upon	exercise price of	available for future issuance
	exercise of	outstanding	under equity compensation
	outstanding options,	options, warrants	plans (excluding securities
Plan Category	warrants and rights	and rights	reflected in column (a))

Equity compensation plans approved by security holders	5,480,595	$39.87	10,439,000
Equity compensation plans not approved by security holders	0	0	0

TOTAL	5,480,595	$39.87	10,439,000

Miscellaneous Employment Matters

The Company has irrevocable trusts established to provide a source of funds to assist DTE and Detroit Edison in meeting their obligations under certain director and executive compensation plans described previously. DTE and Detroit Edison may make contributions to the trusts from time to time in amounts determined sufficient to pay benefits when due to participants under such plans. Notwithstanding the trusts, these plans are not qualified or funded and amounts on deposit in the trusts are subject to the claims of DTE’s or Detroit Edison’s general creditors, as the case may be.

We have entered into Change-in-Control Severance Agreements with certain officers including Messrs. Earley, Anderson, Buckler, Ewing and Meador. Generally, a change in control occurs, for purposes of these agreements, if we or our assets are acquired by another company or if we merge, consolidate or reorganize with another company and less than 55% of the new or acquiring company’s combined voting stock is held by holders of the voting stock of the Company immediately prior to the change in control transaction. Certain other events, including significant acquisitions of our stock or changes in the Board also constitute a change in control for this purpose.

The agreements for Messrs. Earley, Anderson, Buckler and Meador provide for severance compensation in the event that their employment is terminated (actually or constructively) within two years of a change in control of the Company. The severance amounts for Messrs. Earley, Anderson, and Buckler equal 300% of base salary plus target incentive payments under the Annual Incentive Plan (or similar plan in which the officer is participating). Mr. Meador’s severance amount equals 200% of base salary plus annual target incentive. In addition, Messrs. Earley, Anderson, Buckler and Meador would receive an additional two years of age and service for purposes of the MSBP or any successor plan, continued welfare benefits for two years or an equivalent cash payment and indemnification for any excise taxes. Those participants in the MSBP who meet certain age and service requirements would be eligible for an immediate benefit under the MSBP.

The agreement for Mr. Ewing is identical to the agreements for Messrs. Earley, Anderson and Buckler except that it provides that any severance amounts or benefits would be reduced by any amounts or benefits Mr. Ewing might receive from his prior agreement with the Company dated February 28, 2000.

The prior agreement for Mr. Ewing provides for severance compensation in the event Mr. Ewing’s employment is terminated without cause at any time prior to June 1, 2004. It also provides for severance compensation if Mr. Ewing had resigned for any reason prior to June 1, 2002 or resigns for good reason between June 1, 2002 and June 1, 2004. The severance amount for Mr. Ewing equals 300% of base salary plus 300% of the average annual bonus for 1997, 1998 and 1999. If Mr. Ewing’s severance becomes payable based upon a severance that occurs after May 31, 2002, the amount of cash severance will be reduced with the passage of time so that it becomes zero on May 31, 2004. In addition, Mr. Ewing will receive (i) additional supplemental retirement benefits under the MCN Retirement Plan and the SRP based upon his then existing base salary through May 31, 2004, (ii) continued welfare benefits (other than medical benefits) through May 31, 2004, (iii) immediately following the termination of Mr. Ewing’s employment, up to 18 months of medical benefits as COBRA coverage (not to extend beyond May 31, 2004) and a cash payment in lieu of coverage for any remaining period through May 31, 2004, and (iv) indemnification for any excise taxes. The agreement described in this paragraph replaced Mr. Ewing’s change of control agreement with MCN and is now the sole agreement between Mr. Ewing and us on the subject of severance compensation relating to a change in control transaction. He is not entitled to the benefits under any other Change-in-Control Severance Agreements provided to the other officers.

The Company established a revocable trust to provide a source of funds for amounts that may be owing pursuant to the Change-in-Control Severance Agreements. In addition, the Stock Incentive Plan provides that all options, restricted stock awards, performance shares and performance units will become exercisable or vested or will be earned (as applicable) on a change in control. Although this acceleration provision appears in the Stock Incentive Plan, the excise tax indemnification provisions of the Change-in-Control Severance Agreements (for officers covered by such Agreements) will apply to any taxes incurred as a result of the acceleration.

Mr. Earley has an agreement with Detroit Edison under which retirement benefits are calculated to reflect a specified dollar amount for a specified number of full years of service if Mr. Earley’s employment terminates prior to his attaining eligibility in the MSBP.

STOCK PERFORMANCE GRAPH

Comparison of Five Year Cumulative Shareholder Return
Value of $100 Invested December 31, 1997
(Includes Reinvested Dividends)

	1997	1998	1999	2000	2001	2002

DTE	$100.00	$130.37	$101.27	$132.49	$149.72	$173.49
S&P 500 INDEX	$100.00	$128.58	$155.63	$141.46	$124.65	$97.10
S&P 500 ELECTRIC UTILITIES	$100.00	$116.44	$97.35	$149.76	$124.63	$105.86

SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of our common stock against the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and against either a published industry or line-of-business index or a group of peer issuers. DTE chose the S&P 500 Electric Utilities Industry index (“S&P 500 EUI”) for this comparison. The graph assumes an initial investment of $100 on December 31, 1997 in our common stock, the S&P 500 Index and the S&P 500 EUI. We believe that the 29 companies included in the S&P 500 EUI is a more representative comparison.

2004 ANNUAL MEETING OF SHAREHOLDERS

Action from the Floor

Under our Bylaws, if a shareholder wishes to ask the shareholders from the floor to consider business at an annual meeting, or to nominate a candidate for director from the floor at the meeting, the shareholder must give notice and certain information to the Corporate Secretary not less than 60 nor more than 90 days prior to the date of the annual meeting. The Bylaws also provide that the annual meeting of shareholders will be held on the fourth Wednesday of April in each year or at such other date as may be fixed by the Board. When the Board fixes the date for an annual meeting, it will be announced as soon as practicable after the date is fixed. (Also see page 7 for additional information on recommendations for nominations from shareholders.) These dates do not apply to shareholder proposals for inclusion in the Proxy Statement that are discussed below. Specific information regarding this requirement can be obtained from our Corporate Secretary.

Shareholder Proposals

For Inclusion In Proxy. Shareholder proposals to be considered for inclusion in the Proxy Statement for the 2004 Annual Meeting must be received by the Corporate Secretary at our principal business address no later than 5 p.m. Detroit time on November 21, 2003.

To Propose at Annual Meeting. Under our Bylaws, shareholders must provide us advance notice if they wish to propose items of business at an annual meeting. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 calendar days prior to the annual meeting. But, if public announcement of the date of the annual meeting is not made at least 100 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder’s notice to the Corporate Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting:

•	a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address, as they appear on our books, of the shareholder proposing such business and of the beneficial owner, if any on whose behalf the proposal is made;

•	the class and number of shares that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any on whose behalf the proposal is made; and

•	any material interest in such business of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made.

Nevertheless, a shareholder must also comply with all the applicable requirements of the Securities Exchange Act of 1934, as amended, and nothing will affect any rights of shareholders to request inclusion of proposals in the Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 requires the Company’s directors and officers to file reports of ownership and changes in ownership with respect to the securities of the Company and its affiliates with the SEC and to furnish copies of these reports to the Company. Based on a review of these reports and written representations from the Company’s directors and officers regarding the necessity of filing a report, the Company believes that during 2002 all filing requirements were met on a timely basis, with the exception of Mr. Bruce D. Peterson whose filing of his Form 3 Initial Statement of Beneficial Ownership following his appointment as an officer of the Company was seven days late.

SOLICITATION OF PROXIES

We will pay the cost to solicit proxies. Directors and officers of DTE and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or via the Internet. The Company paid $10,000 plus out-of-pocket expenses to Morrow & Co., Inc. to help distribute proxy materials and solicit votes in that same manner.

________________________________________________________________________________

IMPORTANT

The interest and cooperation of all shareholders in the affairs of DTE are considered to be of the greatest importance by your management. Even though you expect to attend the annual meeting, it is urgently requested that, whether your share holdings are large or small, you promptly fill in, date, sign and return the enclosed proxy card in the envelope provided or vote by telephone or on the internet. If you will do so now, the Company will be saved the expense of follow-up notices.

APPENDIX A

DTE Energy Company

Audit Committee Charter

The Board of Directors hereby constitutes and establishes an Audit Committee with authority, responsibility and specific duties as described below.

I. Purpose

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, presentation of and disclosure in the Company’s financial statements, which will be provided to the shareholders and others, and the overall audit process. Included in these responsibilities the Audit Committee will consider recommendations from independent auditors and internal auditors. The committee will consider risk issues associated with the company’s process. The committee will recommend the appointment of independent auditors for ratification by the Company’s shareholders (the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee) and shall also facilitate communication among the Company’s management, internal auditors and the independent auditors.

The Audit Committee does not itself prepare financial statements, perform audits, or determine that the Company’s financial statements are complete, accurate and in accordance with Generally Accepted Accounting Principles or laws and regulations. This is the responsibility of management and the independent auditor.

II. Authority

In discharging its oversight role, the Audit Committee shall have the authority to perform the duties listed in this Charter with full access to all books, records, facilities and personnel of the company. The Committee is empowered to investigate any activity of the Company or its subsidiaries. If the Committee believes it is advisable or necessary to retain persons with specific expertise to assist it in fulfilling its responsibilities, the Committee will in its sole discretion proceed.

III. Composition

The Committee shall consist of at least three directors, all of whom meet the independence requirements of Section 303.01 of the New York Stock Exchange Listed Company Manual. Committee members shall serve for a one-year term. Each year, at the annual meeting of Directors, the Chairman of the Board and Chief Executive Officer shall submit a list of Directors, with one designated as Audit Committee Chair, for consideration and approval by the Board. Each member of the Committee shall be financially literate (as such qualification is interpreted in the boards business judgment), or will become so in a reasonable period of time. One or more members of the Committee shall have accounting or financial management expertise.

IV. Meetings

The Committee shall meet a minimum of four times per year. Additional meetings may be convened by the Chair as considered necessary. Time and place of the meetings and the meeting agenda are to be determined by the Chair with assistance from Management and the Company’s independent auditors.

In addition to the attendance of Committee members at such meetings, the Chairman of the Board, President, appropriate financial officers, the General Auditor, and the General Counsel, shall regularly attend such meetings as members of Management along with the independent auditors. Other Corporate Officers such as the Chief Information Officer will attend and participate as needed. The Company’s

Secretary shall attend and record the minutes. The Audit Committee shall report to the Board with respect to its meetings.

The Committee shall have the authority to meet privately with any persons, at its discretion.

V. Specifically Assigned Duties

Specific duties of the Audit Committee are as follows:

      General Duties:

a)	Review the Company’s system of internal controls including computerized information systems and its accounting policies and procedures with Management, Internal Audit, and the independent auditors.

b)	Review with Management and the independent auditors the Company’s annual financial statements, the results of the annual audit, and the report thereon prior to submission to the full Board of Directors. Based on this review, the Committee should make a recommendation to the Board of Directors on inclusion of the audited financial statements in the Company’s Annual Report in Form 10-K.

c)	Review with Management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

d)	Discuss with the independent auditors matters required by Statement of Auditing Standards No. 61(Communications with Audit Committees), as amended.

e)	Provide a report in the Company’s Proxy Statement that informs shareholders of the Audit Committee’s oversight with respect to financial reporting.

f)	Meet at least quarterly with the Chief Financial Officer, the General Auditor and the independent auditor in separate executive sessions.

g)	Review the Company’s major enterprise process risk exposures and the action management has taken to monitor and control such exposures.

h)	Review summaries of any significant reports to management prepared by internal audit and management’s responses.

i)	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

j)	Review with management and the independent auditor any correspondence with regulators, governmental agencies, any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

k)	Obtain reasonable assurance that prohibited or questionable expenditures are not made, and that conflicts of interest are identified and addressed on a timely basis.

      Scheduled Duties:

a)	Annually review the scope of the audit and the fees to be charged prior to the start of work by the independent auditors.

b)	Recommend to the Board of Directors the selection, evaluation and replacement of a firm of independent auditors for each succeeding fiscal year. This recommendation may require reviewing the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

c)	Annually confirm and obtain receipt from the independent auditors of the written independence disclosure required by the Independence Standards Board Standard No. 1.

d)	Annually review the scope of work to be performed by Internal Audit, budget and staffing as well as the coordination of work with the independent auditors.

e)	Annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

      Other Duties When Deemed Necessary:

a)	Review the scope of significant (defined as greater than $2.0 Million in cost) non-audit services, including information technology services, to be performed by the independent auditors prior to the start of work, and consider whether such work is compatible with the auditor’s independence.

b)	Review and discuss with Management and independent auditors any transactions or dealings with related parties which transactions are significant in size or involve terms that differ from those that would likely be negotiated with independent parties, which are relevant to an understanding of the Company’s financial statements.

c)	Review contemplated changes in accounting policies which would not appear on the financial statements proposed by the Company and its independent auditors, as well as proposed changes in accounting, reporting and auditing policy promulgated by professional bodies that may have a significant impact on the Company’s financial statements.

d)	Provide advice and consent to the Chief Executive Officer regarding the appointment to, and removal from, the position of General Auditor.

N
Cass Tech. High
I-75
Fisher Fwy. Southbound I-75
Fisher Fwy. Northbound I-75
Grand River Exit
Fisher Fwy. Southbound I-75
Fisher Fwy. Northbound I-75
Grand River Exit
Southbound I-375
Northbound I-375
Grand River Ave.
Vendor & Visitor Parking
Vendor & Visitor Parking
Employee Parking
Employee Parking
Plum
Employee Parking
Contract Employee Parking
Contract Employee Parking
Elton Park
Employee Parking
Elizabeth
Employee Parking
Customer Office Parking
DTE Energy
Beech
Fifth
Fourth
Employee Parking
Third
Second
Employee Parking
First
Detroit Edison Plaza
Plaza Drive
Employee Parking
Reserved for Shareholder Parking
Handicap Parking
Handicap Parking
Reserved for Shareholder Parking
Public Parking Structure
Cass
Northbound Lodge Fwy. (US 10)
Southbound Lodge Fwy. (US 10)
Bagley Exit
Bagley
Michigan Ave.
Washington Blvd.
Abbott
DTE Energy Company Annual Meeting of Shareholders
Thursday, April 17, 2003 10:00 a.m.
Entrance X 660 Plaza Drive
Jefferson

To Our Shareholders: Please note that [hatched box] indicates a closed street.

Anthony F. Earley, Jr. Chairman and Chief Executive Officer

DTE Energy Company 2000 2nd Ave., Detroit, MI 48226-1279

March 19, 2003

Dear Fellow Shareholder:

As a Savings Plan participant, you own shares of DTE Energy common stock and you are entitled to direct Fidelity Management Trust Company to vote on your behalf at the April 17 Annual Meeting of the DTE Energy Company common stock shareholders. Use the enclosed form to show how you would like Fidelity to vote.

Shareholders will be voting on two issues at the April meeting. They will be asked to elect four members to the Company’s Board of Directors and ratify the appointment of Deloitte & Touche LLP as independent auditors for 2003.

By completing the voting form enclosed, you will be participating in an important decision-making process. If you do not complete the form, your shares will not be voted.

Please take the time to review the instructions provided, complete the form, and return it in the enclosed envelope.

Sincerely,

Enclosure

DTE	Two New Ways to Vote
ENERGY	VOTE BY INTERNET OR TELEPHONE
COMPANY	24 Hours a Day — 7 Days a Week
Save your Company Money — It’s Fast and Convenient

TELEPHONE		INTERNET		MAIL

1-866-214-3791		https://www. proxyvotenow.com/dte
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.	OR	Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.	OR	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window. Please do not mail additional cards in the return envelope.

Internet and telephone votes must be received by 5 P.M., Eastern Time, on Wednesday, April 16, 2003 to be counted in the final tabulation.

CONTROL NUMBER FOR
TELEPHONE OR INTERNET VOTING

\/   DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET   \/

☐	Mark, Sign, Date and Return	☒
	the Proxy Card Promptly Using the Enclosed Envelope.	Votes must be indicated (x) in Black or Blue ink.

1. ELECTION OF DIRECTORS:							FOR	AGAINST	ABSTAIN

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS*	☐	2. INDEPENDENT AUDITORS	☐	☐	☐

Nominees:	01-Alfred R. Glancy III, 02-John E. Lobbia, 03-Eugene A. Miller, 04- Charles W. Pryor, Jr.

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)	To change your address, please mark this box.	☐

	To include any comments, please mark this box	☐
Exceptions*

S C A N L I N E

The signature below should correspond exactly with the name as shown on the left. Where stock is registered jointly in the name of two or more persons, ALL should sign. When signing as Attorney, executor, Administrator, Trustee, Guardian, or as Corporate Officer on behalf of a corporation, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here

DTE ENERGY COMPANY
This Proxy is solicited on behalf of the Board of Directors.

P R O X Y

     By signing on the other side, I (we) appoint Terence E. Adderley, Lillian Bauder, Howard F. Sims and any of them, as proxies to vote my (our) shares of Common Stock at the Annual Meeting of Shareholders to be held on Thursday, April 17, 2003, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting.

     If you sign and return this proxy, the shares will be voted as directed. If no direction is indicated, the shares will be voted FOR Proposals 1 & 2. Unless you have voted by telephone or internet or have returned a signed proxy the shares cannot be voted for you.

Record Vote and Sign on Reverse Side.

DTE ENERGY COMPANY. P.O. BOX 11027 NEW YORK, N.Y. 10203-0027

DTE	Two New Ways to Vote
ENERGY	VOTE BY INTERNET OR TELEPHONE
COMPANY	24 Hours a Day — 7 Days a Week
Save your Company Money — It’s Fast and Convenient

TELEPHONE		INTERNET		MAIL

1-866-214-3791		https://www. proxyvotenow.com/dte
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.	OR	Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.	OR	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window. Please do not mail additional cards in the return envelope.

Internet and telephone votes must be received by 5 P.M., Eastern Time, on Monday, April 14, 2003 to be counted in the final tabulation.

CONTROL NUMBER FOR
TELEPHONE OR INTERNET VOTING

\/   DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET   \/

☐	Mark, Sign, Date and Return	☒
	the Proxy Card Promptly Using the Enclosed Envelope.	Votes must be indicated (x) in Black or Blue ink.

1. ELECTION OF DIRECTORS:							FOR	AGAINST	ABSTAIN

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS*	☐	2. INDEPENDENT AUDITORS	☐	☐	☐

Nominees:	01-Alfred R. Glancy III, 02-John E. Lobbia, 03-Eugene A. Miller, 04- Charles W. Pryor, Jr.

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)	To change your address, please mark this box.	☐

	To include any comments, please mark this box	☐
Exceptions*

S C A N L I N E

The signature below should correspond exactly with the name as shown on the left. Where stock is registered jointly in the name of two or more persons, ALL should sign. When signing as Attorney, executor, Administrator, Trustee, Guardian, or as Corporate Officer on behalf of a corporation, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here

DTE ENERGY COMPANY	Confidential Voting Instructions

     The Trustee is directed to vote as specified on the reverse. If you return this card properly signed but not otherwise specify, your shares will be voted FOR the proposals specified on the reverse side. If you do not sign and return this form or vote by telephone or Internet, the shares credited to your account will not be voted by the Trustee.

     This voting instruction form is sent to you on behalf of the Board of Directors of DTE Energy Company. Please complete this form on the reverse side, sign your name exactly as it appears, and return it in the enclosed envelope.

     As a participant in the DTE Energy Company Savings & Investment Plan, I hereby direct Fidelity Management Trust Company, as Trustee for the DTE Energy Company Savings & Investment Plan, to vote all shares of Common Stock of DTE Energy Company represented by my proportionate interest in the Trust at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 17, 2003, and at all adjournments thereof, upon the matters set forth on the reverse side and upon such other matters as may come before the meeting.

     Only the Trustee can vote your shares, and the Trustee only votes shares for which the Trustee has received voting instructions. Your shares cannot be voted in person at the Annual Meeting. How you vote these shares is confidential. The Trustee will not disclose how you have instructed the Trustee to vote.

Record Vote and Sign on Reverse Side.

DTE ENERGY COMPANY. P.O. BOX 11027 NEW YORK, N.Y. 10203-0027